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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


SUBSIDIARIES (1)                                                                             SUBSIDIARY JURISDICTION
----------------                                                                             -----------------------
Brightpoint Latin America, Inc.                                                              Indiana
Brightpoint de Venezuela, C.A.                                                               Venezuela
Brightpoint do Brasil Ltda.                                                                  Brazil
Brightpoint International Ltd.                                                               Delaware
Brightpoint EMA Limited                                                                      United Kingdom
Brightpoint (UK) Limited                                                                     United Kingdom
Brightpoint (South Africa) (Proprietary) Limited                                             South Africa
Brightpoint Sweden AB                                                                        Sweden
Brightpoint (Ireland) Limited                                                                Ireland
Brightpoint (Private) Limited                                                                Sri Lanka
Brightpoint Philippines, Inc.                                                                Philippines
Brightpoint Australasia Pty. Limited                                                         Australia
Brightpoint International (Asia Pacific) Pte. Ltd.                                           Singapore
Brightpoint Australia Pty Ltd                                                                Australia
Brightpoint FSC, Inc.                                                                        Barbados
Brightpoint India Private Limited                                                            India
Eurocom Systems, S.A.                                                                        France
Brightpoint North America, Inc.                                                              Indiana
Wireless Fulfillment Services LLC                                                            California
Brightpoint International Holdings B.V.                                                      Netherlands
Brightpoint de Mexico, S.A. de C.V.                                                          Mexico
Brightpoint Solutions de Mexico, S.A. de C.V.                                                Mexico
Brightpoint Holdings B.V.                                                                    Netherlands
Brightpoint (France) SARL                                                                    France
Brightpoint Germany GmbH                                                                     Germany
Brightpoint B.V.                                                                             Netherlands
Brightpoint Netherlands Holdings B.V.                                                        Netherlands
Brightpoint New Zealand Limited                                                              New Zealand
Brightpoint GmbH                                                                             Germany
Axess Communication Sp. z o. o.                                                              Poland
Winning Land Company Limited                                                                 British Virgin Islands
Brightpoint Taiwan Limited                                                                   British Virgin Islands
Brightpoint Zimbabwe (Private) Limited                                                       Zimbabwe
Brightpoint de Colombia, Inc.                                                                Indiana
Wireless Fulfillment Services Holdings, Inc.                                                 Delaware
Brightpoint North America L.P.                                                               Delaware
Brightpoint EMA B.V.                                                                         Netherlands
Advanced Portable Technologies Pty Ltd                                                       Australia
Autocom SARL                                                                                 France
Brightpoint Asia Limited                                                                     British Virgin Islands
Mega-Hertz SARL                                                                              France
Ericsson Alliance Proprietary Limited                                                        South Africa
Brightpoint Norway                                                                           Norway
Brightpoint Taiwan                                                                           Taiwan

(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.